SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INTUIT INC.

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2550 Garcia Avenue
Mountain View, CA 94043

Dear Intuit Stockholder:

I am pleased to invite you to attend Intuit’s upcoming Annual Meeting of Stockholders. The meeting will be held at Intuit’s offices on Friday, January 18, 2002. I encourage you to carefully read the enclosed proxy statement. It describes the proposals you will be asked to vote on at the meeting.

Intuit performed well in fiscal 2001, which ended July 31, 2001. We increased revenue 15 percent and grew pro forma operating income 42 percent. By growing revenue significantly faster than operating expenses, Intuit improved its pro forma operating margin 3.3 points, to 17.4 percent of revenue. Please see the accompanying annual report for an explanation of pro forma results, and for more information about our fiscal 2001 financial performance.

Our aggressive growth strategy requires us to reward Intuit’s current high-performing employees, and to compete with other employers to attract the best and brightest new employees. Stock options are a critically important part of our pay-for-performance compensation programs. Recently, we revised our stock option grant guidelines to more strongly drive our performance culture, and to be more competitive with our peer companies in the many job markets in which we operate. The new guidelines distribute the shares we grant more effectively, with a greater focus on our higher-performing employees. At the same time, we are keenly aware that stock options are a valuable and limited resource, so the guidelines do not, in the aggregate, increase the size of option grants to our employee population.

We are asking you to approve adoption of the new 2002 Equity Incentive Plan to replace the current 1993 Equity Incentive Plan. We recognize that our stockholders are sensitive to certain stock option practices, and we designed the 2002 plan with some of those concerns in mind. The 2002 plan prohibits repricing unless we first get stockholder approval. The 1993 plan contains no such restriction on repricing. The 2002 plan limits our ability to grant “below market” or discount awards to no more than 500,000 shares per year. The 1993 plan does not contain restrictions on our ability to grant discount options.

In an effort to manage the dilutive impact of our equity plans on our stockholders, we decreased the number of shares we are seeking to add to our plans as a percentage of our outstanding shares. We are asking stockholders to approve 8,000,000 new shares for the 2002 plan. This number, combined with our request for additional shares for the Employee Stock Purchase Plan and the Directors Stock Option Plan, is approximately four percent of our outstanding shares. Historically, stockholders have approved annual increases to our plan share pools of at least five percent of our outstanding shares. Shares that remain in the 1993 plan that you have already approved for issuance under that plan will be transferred to the new 2002 plan.

Thank you for your careful consideration of the proposals included in the accompanying proxy statement. I appreciate your participation as a stockholder of Intuit.

Regards,

Steve Bennett
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 29, 2001

Dear Stockholders:

We are notifying you that the Annual Meeting of Stockholders of Intuit Inc. will be held at our offices at 2550 Garcia Avenue, Mountain View, California 94043, at 8:30 a.m. P.S.T. on Friday, January 18, 2002. Only stockholders of record at the close of business on November 19, 2001 are entitled to vote at the Meeting. At the Meeting we will ask stockholders to act on the following matters:

1.	Elect eight directors to serve until the next Annual Meeting of Stockholders. We intend to nominate the following incumbent directors for reelection:

Stephen M. Bennett Christopher W. Brody William V. Campbell Scott D. Cook L. John Doerr Donna L. Dubinsky Michael R. Hallman Stratton D. Sclavos

2.	Approve the adoption of the Intuit Inc. 2002 Equity Incentive Plan.

3.	Approve the amendment of the Intuit Inc. 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock available under the plan by 600,000 shares (from 3,200,000 shares to 3,800,000 shares).

4.	Approve the amendment of the Intuit Inc. 1996 Directors Stock Option Plan to increase the number of shares of Common Stock available under the plan by 90,000 shares (from 810,000 shares to 900,000 shares) and to add annual option grants for members of the Audit and Compensation Committees of our Board of Directors.

5.	Ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal 2002.

6.	Transact any other business that is properly presented at the Meeting.

Each of these matters is described in more detail in the enclosed Proxy Statement that constitutes part of this Notice. We have also enclosed a copy of our Annual Report for our fiscal year ended July 31, 2001. Please use this opportunity to take part in Intuit’s affairs by voting your shares.

Sincerely,

Catherine L. Valentine

Vice President and Corporate Secretary

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE THE

ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

P.O. Box 7850
Mountain View, CA 94039-7850

PROXY STATEMENT

November 29, 2001

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

Intuit’s Board of Directors is asking for your proxy for use at the Annual Meeting of Intuit Stockholders and at any adjournment or postponement of the Meeting. The Meeting will be held on Friday, January 18, 2002 at 8:30 a.m. P.S.T. at our offices at 2550 Garcia Avenue, Mountain View, California 94043. We are initially mailing this Proxy Statement and proxy to Intuit stockholders around November 29, 2001.

Record Date, Outstanding Shares and Quorum

Only holders of record of Intuit Common Stock at the close of business on November 19, 2001 (called the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, we had approximately 212,565,973 shares of Common Stock outstanding and entitled to vote, with approximately 930 stockholders of record and approximately 80,000 beneficial owners. If a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy, we will have a quorum at the Meeting. A quorum is necessary for the Meeting to proceed. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of Intuit Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

Voting Rights and Voting of Proxies

Holders of our Common Stock are entitled to one vote for each share they held on the Record Date. Cumulative voting for directors is not permitted. Directors will be elected by a plurality of the votes cast by the shares of Common Stock present at the Meeting (either in person or by proxy). This means that the eight nominees with the most votes will be elected. Proposals 2, 3, 4 and 5 must be approved by a majority of the shares of Common Stock voting for or against the Proposal. Abstentions and broker non-votes will have no effect. The Inspector of Elections appointed for the Meeting will tabulate all votes. The Inspector will separately tabulate yes and no votes, abstentions and broker non-votes for each proposal.

Intuit’s executive officers and directors have an interest in approval of Proposal 2 because they, along with all other individuals eligible to participate in the 2002 Equity Incentive Plan, will be eligible to receive option grants and other awards under that plan. Intuit’s executive officers have an interest in approval of Proposal 3 because they, along with all other individuals eligible to participate in the Employee Stock Purchase Plan, will be able to purchase the additional shares of Intuit stock under the favorable terms provided by that plan. Intuit’s non-employee directors (and any associates to whom they may assign the economic benefit of their options) have an interest in approval of Proposal 4 because the non-employee directors will be eligible for grants of options from the additional shares under the Directors Stock Option Plan and those non-employee directors who are members of the Audit or Compensation Committee will be eligible for an additional annual option grant provided by that plan.

If by the date of the Meeting we do not receive sufficient votes to constitute a quorum or approve one or more of the Proposals, the Chairperson of the Meeting, or the persons named as proxies, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies would generally vote in favor of adjournment.

Solicitation and Voting of Proxies

Intuit’s Board of Directors is soliciting the proxy included with this Proxy Statement for use at the Meeting. You can submit your proxy by mailing it in the envelope provided. You may be able to provide voting instructions for your shares by telephone or via the Internet. If these options are available to you, instructions for telephone and electronic voting will be included with your proxy card. If your proxy is properly completed and submitted, and you do not revoke it before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy. If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal 1, and in favor of Proposals 2, 3, 4 and 5. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Intuit will pay all expenses of soliciting proxies to be voted at the Meeting. After the proxies are initially distributed, Intuit and/or its agents may also solicit proxies by mail, telephone or in person. We have hired a proxy solicitation firm, D.F. King & Co., Inc., to assist us in soliciting proxies. We will pay D.F. King a fee of $10,000 plus their expenses (which we estimate will be approximately $7,000). After the proxies are initially distributed, we will ask brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement, proxy card and other materials to people for whom they hold shares of Common Stock, and to request that the beneficial holders give them authority to sign the proxies. We will reimburse record holders for reasonable expenses they incur in forwarding proxy materials to beneficial holders.

Revocation of Proxies

If you submit the enclosed proxy, you may revoke it at any time before voting takes place at the Meeting. There are three ways you can revoke your proxy: (1) deliver to the Secretary of Intuit a written notice, dated later than the proxy you want to revoke, stating that the proxy is revoked; (2) deliver to the Secretary of Intuit a signed proxy with a later date than the proxy you want to revoke; or (3) attend the Meeting and vote in person. Communications to Intuit’s Secretary should be addressed to Catherine L. Valentine, Vice President and Corporate Secretary, at Intuit Inc., P.O. Box  7850, Mail Stop 2700, Mountain View, California, 94039-7850. Please note that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the Meeting, you must bring to the Meeting a letter from the record holder confirming your beneficial ownership of the shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently has eight members who generally serve one-year terms. We are not aware that any nominee is unable or unwilling to serve. However, if any nominee is unable or for good cause unwilling to serve, the proxy holders may decide to vote the shares for any substitute nominee.

Directors/Nominees

The following table shows Intuit’s current directors who are nominees for election. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders and until a qualified successor is elected, unless the nominee resigns or is removed from the Board before then.

			Director
Name of Director	Age	Principal Occupation	Since

Stephen M. Bennett	47	President and Chief Executive Officer, Intuit	2000
Christopher W. Brody(1)(2)(4)	57	Chairman, Vantage Partners LLC	1993
William V. Campbell(1)(3)	61	Chairman of the Board, Intuit	1994
Scott D. Cook(3)	49	Chairman of the Executive Committee, Intuit	1984
L. John Doerr	50	General Partner, Kleiner Perkins Caufield & Byers	1990
Donna L. Dubinsky(2)	46	President and Chief Executive Officer, Handspring, Inc.	1999
Michael R. Hallman(1)(2)(4)	56	President, The Hallman Group	1993
Stratton D. Sclavos	40	President and Chief Executive Officer, VeriSign, Inc.	2001

(1)	Member of the Nominating Committee

(2)	Member of the Audit Committee

(3)	Member of the Executive Committee

(4)	Member of the Compensation Committee

The Board of Directors recommends a vote FOR the election

of each of the nominated directors.

Mr. Bennett has been President and Chief Executive Officer and a member of the Board of Directors since January 2000. He also served as acting Senior Vice President of the Small Business Division at Intuit from May 2001 to July 2001. Prior to joining Intuit, Mr. Bennett was an Executive Vice President and a member of the board of directors of GE Capital, the financial services subsidiary of General Electric Corporation, from December 1999 to January 2000. From July 1999 to November 1999, he was President and Chief Executive Officer of GE Capital eBusiness. He was President and Chief Executive Officer of GE Capital Vendor Financial Services from April 1996 through June 1999. Mr. Bennett also serves as a director of InsWeb Corporation (an online insurance marketplace). He holds a Bachelor of Arts degree in Finance and Real Estate from the University of Wisconsin.

Mr. Brody has been a director of Intuit since December 1993. Mr. Brody has been Chairman of Vantage Partners LLC, a private investment firm, since January 1999. From 1971 through 1998, Mr. Brody was a partner of Warburg, Pincus & Co., a venture capital and private equity investment firm. Mr. Brody also serves as a director of Moore Medical Corp. (a medical supplies and products company) and several privately held companies. Mr. Brody holds a Bachelor of Arts degree in English Literature from Harvard College and a Masters in Business Administration from Harvard Business School.

Mr. Campbell has been a director of Intuit since May 1994. He has served as Chairman of the Board since August 1998 and was Acting Chief Executive Officer from September 1999 until January 2000. He also served as Intuit’s President and Chief Executive Officer from April 1994 through July 1998. Mr. Campbell also serves on the board of directors of SanDisk Corporation (a computer storage devices company), Apple Computer, Inc. (a computer company) and Loudcloud, Inc. (a provider of Internet infrastructure services). Mr. Campbell holds both a Bachelor of Arts and a Masters degree in Economics from Columbia University.

Mr. Cook, a founder of Intuit, has been a director of Intuit since March 1984 and is currently Chairman of the Executive Committee of the Board. He served as Intuit’s Chairman of the Board from March 1993 through

July 1998. From March 1984 to April 1994, he also served as President and Chief Executive Officer of Intuit. Mr. Cook also serves on the board of directors of Amazon.com, Inc. (an online merchant), eBay Inc. (an electronic commerce company) and The Procter & Gamble Company (a consumer products company) and is on the board of visitors of the Harvard Business School Foundation. Mr. Cook holds a Bachelor of Arts degree in Economics and Mathematics from the University of Southern California and a Masters in Business Administration from Harvard Business School.

Mr. Doerr has been a director of Intuit since August 1990. He has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since August 1980. He is also a director of Amazon.com, Inc. (an online merchant), drugstore.com, inc. (an online personal healthcare retailer), Handspring, Inc. (a maker of handheld personal computers), WebMD Corporation (an online healthcare network), Homestore.com, Inc. (a web-based home-related information company), Martha Stewart Living Omnimedia, Inc. (a consumer products company), Sun Microsystems, Inc. (a computer and software company) and several privately held companies. Mr. Doerr holds Bachelor of Science and Master of Science degrees in Electrical Engineering and Computer Science from Rice University and a Masters in Business Administration from Harvard Business School.

Ms. Dubinsky has been a director of Intuit since February 1999. Ms. Dubinsky is President and Chief Executive Officer of Handspring, Inc. (a maker of handheld personal computers), which she co-founded in July 1998. From June 1992 to 1995, Ms. Dubinsky was President of Palm Computing, Inc. Ms. Dubinsky holds a Bachelor of Arts degree in History from Yale University and a Masters in Business Administration from Harvard Business School.

Mr. Hallman has been a director of Intuit since December 1993. Mr. Hallman has been President of The Hallman Group, a management-consulting firm, since October 1992. Mr. Hallman was President and Chief Operating Officer of Microsoft Corporation from March 1990 through April 1992. Mr. Hallman is also a director of InFocus Corporation (a maker of computer-operated projection products), Network Appliance, Inc. (a maker of network data storage products), Watchguard Technologies, Inc. (an internet security solutions company), Digital Insight Corporation (an application service provider for financial institutions) and a privately held company. Mr. Hallman holds both a Bachelor of Science and a Masters in Business Administration degree from the University of Michigan.

Mr. Sclavos has been a director of Intuit since August 2001. He has been President and Chief Executive Officer and a director of VeriSign, Inc. (a digital trust services provider) since July 1995. Mr. Sclavos is also a director of Juniper Networks, Inc. (an internet infrastructure systems provider), Keynote Systems, Inc. (an Internet performance services provider), Marimba, Inc. (an e-business systems management solutions provider) and a privately held company. Mr. Sclavos holds a Bachelor of Science degree in Electrical and Computer Engineering from the University of California, Davis.

Board of Directors Meetings and Committees

During fiscal 2001 Intuit’s Board of Directors met five times. Each director attended at least 75% of the aggregate of these Board meetings and of the meetings of the committees on which he or she served.

The Board has four committees — an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee.

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to Intuit’s financial accounting, reporting, and controls. Mr. Brody, Ms. Dubinsky and Mr. Hallman are the current members of the Audit Committee and served on the Committee throughout fiscal 2001. The Audit Committee met eight times during fiscal 2001. For more information, see the “Audit Committee Report” at page 21.

The Compensation Committee determines general compensation policies for Intuit, as well as specific compensation for all of Intuit’s executive officers, and administers our stock compensation plans. Mr. Brody and Mr. Hallman are the current voting members of the Compensation Committee. Mr. Hallman served on the Compensation Committee throughout fiscal 2001. Mr. Brody joined on December 8, 2000, when Burton J. McMurtry resigned from the Compensation Committee concurrent with his retirement from Intuit’s Board. Since August 1998, Mr. Campbell has been a non-voting advisory member of the Compensation Committee.

The Compensation Committee met five times during fiscal 2001. For more information, see the “Compensation Committee Report” at page 19.

The Nominating Committee identifies and evaluates potential new Board members and provides information for the full Board to consider. The Nominating Committee is not presently considering nominee recommendations from stockholders. Mr. Brody, Mr. Campbell and Mr. Hallman are the current members of the Nominating Committee. Mr. Bennett served on the Committee throughout fiscal 2001 but stepped down in November 2001 when Mr. Hallman, one of our outside directors, was appointed to the Committee. The Nominating Committee met three times during fiscal 2001. In addition, on several occasions the members addressed Committee matters informally, and the Board as a whole addressed Nominating Committee matters.

The Executive Committee serves as an administrative committee of the Board to facilitate the approval of certain corporate actions that do not require consideration by the full Board. Mr. Campbell and Mr. Cook are currently the members of the Executive Committee. The Executive Committee did not meet during fiscal 2001.

Compensation of Directors

We do not pay directors for their services on the Board or any committee (other than reimbursement for expenses). However, non-employee directors participate in the 1996 Directors Stock Option Plan. During fiscal 2001, Mr. Brody, Mr. Doerr, Mr. Hallman and Mr. McMurtry (who served as a director until December 8, 2000) each received option grants under this plan for 22,500 shares at an exercise price of $47.6875 per share. Ms. Dubinsky received an option grant for 22,500 shares at an exercise price of $39.875 per share under this plan during fiscal 2001. Mr. Sclavos, who joined the Board in August 2001, received an option grant for 45,000 shares at $34.27 per share under this plan during fiscal 2002. See page 11 for plan details and information about the proposed amendments to this plan.

Compensation Committee Interlocks and Insider Participation

All individuals who served as voting members of the Compensation Committee during fiscal 2001 (consisting of Mr. Brody, Mr. Hallman and Mr. McMurtry) were directors of Intuit, but were not current or former officers or employees of Intuit or of any Intuit subsidiary. Since August 1998, William Campbell, Chairman of the Board and the former President and Chief Executive Officer of Intuit, has been a non-voting advisory member of the Committee. Since no voting Compensation Committee member serves on the Board of Directors or Compensation Committee of any other company where an executive officer of that company is on Intuit’s Board or Compensation Committee, none has any “interlocking” relationships as defined by the SEC.

PROPOSAL 2 — ADOPTION OF THE 2002 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the 2002 Equity Incentive Plan (the “New Plan”) to replace the 1993 Equity Incentive Plan (the “Current Plan”). The Current Plan will terminate immediately after stockholders approve the New Plan.

Stock-based compensation, also called equity incentives, is a critical component of our compensation program. Our ability to attract and retain qualified, high-performing employees is vital to our success as a company. Our equity compensation program is designed to attract and retain these employees, many of whom view equity incentives as a key component of their compensation. Stock-based compensation encourages and rewards employee performance. We need the New Plan to provide competitive stock-based compensation.

The New Plan reserves 8,000,000 shares of Common Stock for issuance upon exercise of stock options or upon the award of restricted stock or stock bonuses. In addition, the reserve will include (i) a number of shares equal to the total shares available for grant under the Current Plan on the date stockholders approve the New Plan, and (ii) shares subject to awards granted under the Current Plan that expire on or after the date the Current Plan terminates. The Current Plan and the shares available for issuance under it are described below under the heading “1993 Equity Incentive Plan”.

Intuit typically has not granted awards with a purchase price or exercise price below the fair market value on the date of grant (known as “below-market awards”) under its equity compensation plans. The Current Plan has no limit on below-market stock option awards. Certain stockholders have told us that they would like us to place limits on below-market awards. Accordingly, the New Plan limits the number of below-market stock option, restricted stock and stock bonus awards that we may grant in a year to no more than an aggregate of 500,000 shares. The Current Plan does not require stockholder approval to reprice options. Certain stockholders have told us that they want us to require stockholder approval before repricing options. To that end, the New Plan also prohibits Intuit from repricing options without first obtaining stockholder approval.

The New Plan is described below. We have also attached a copy of the New Plan as Appendix 1 to this Proxy Statement.

The Board of Directors recommends a vote FOR approval of

the 2002 Equity Incentive Plan

New Plan — Overview

The New Plan allows us to grant options and other stock-based compensation to individuals who provide services to Intuit and its subsidiaries. The Board adopted the New Plan on October 24, 2001, and it will become effective upon stockholder approval.

Eligibility

Employees, officers, directors, independent contractors, consultants and advisors of Intuit and its majority-owned subsidiaries are eligible to receive awards under the New Plan. We call individuals who are granted awards “participants”. The Compensation Committee determines which eligible individuals receive awards and the terms and conditions of the awards. The Compensation Committee has delegated to the Chief Executive Officer the authority to grant stock options to non-officer employees or consultants, in accordance with Intuit’s option award guidelines and subject to certain aggregate limits on the shares granted. If stockholders approve Proposal 2, approximately 6,000 individuals will be eligible to receive awards under the New Plan. This is the same number of individuals eligible to receive awards under the Current Plan.

Types of Awards

We may grant three types of awards under the New Plan — stock options (both incentive and nonqualified), restricted stock awards and stock bonuses. The New Plan restricts the aggregate number of below-market awards to no more than 500,000 shares per year. The Current Plan, which terminates immediately following stockholder approval of the New Plan, does not contain any restrictions on the number of below-market stock option awards that Intuit may grant.

Stock Options. We may grant both incentive and nonqualified stock options under the New Plan. We may grant nonqualified stock options (called “NQSOs”) to any individual eligible to participate in the New Plan. We may grant incentive stock options (called “ISOs”) only to employees of Intuit or its majority-owned subsidiaries. Intuit almost exclusively grants NQSOs with exercise prices that are no less than the fair market value of Intuit’s Common Stock at the time of grant. The participant pays Intuit the exercise price when she or he exercises the option. The New Plan permits several payment methods in addition to cash. It also allows a participant to sell some or all of the stock purchased and pay the exercise price with the proceeds of the sale (know as a “same-day sale” transaction). If a NQSO option grant allows, a participant may transfer the option to the extent permitted by Intuit’s policies governing the transfer of stock options.

The options Intuit has granted become exercisable as they vest. Generally, options vest over four years, with 25% of the shares vesting on the first anniversary of the date of hire or date of grant, and the remainder vesting in 36 equal monthly installments. If an employee who has been actively employed at Intuit for one year or more dies or becomes totally disabled, his or her option will become fully vested.

Restricted Stock Awards. Restricted stock awards allow participants to purchase shares of stock from Intuit. Intuit may impose vesting restrictions on the shares purchased that lapse over time or as certain performance goals are met.

Stock Bonus Awards. Stock bonus awards allow participants to receive shares either as compensation for past services to Intuit or if certain performance goals are met. Intuit can pay stock bonus awards in shares or cash.

Deductibility of Awards Under Section 162(m)

The New Plan contains two provisions that enable it to meet the performance-based exception to the $1,000,000 deductibility limits on compensation under Section 162(m) of the Internal Revenue Code. First, no more than 3,000,0000 shares may be made subject to awards granted to an individual in the year of his or her hire. Second, no more than 2,000,000 shares may be made subject to awards granted to any individual in any other year. In addition, the Compensation Committee members who may make awards to officer employees are all “outside directors” within the meaning of Section 162(m).

Effect of Merger or Other Corporate Transaction

If Intuit were acquired and the acquiring corporation did not assume or replace the awards granted under the New Plan, all outstanding awards would become fully vested and would terminate at the time the acquisition closed. If the acquiring corporation assumed the awards and then terminated the employment of an individual holding an option granted under the New Plan within one year following the acquisition, the employee would accelerate in one year of vesting. If Intuit were to liquidate or dissolve, all outstanding options would become fully vested and would then terminate at the time of the dissolution or liquidation.

Amending the New Plan

The Board may terminate or amend the New Plan. In certain circumstances the Compensation Committee may amend the New Plan. However, neither the Board nor the Compensation Committee may amend the New Plan in a manner requiring stockholder approval under the Internal Revenue Code or the Securities Exchange Act without first obtaining stockholder approval. Outstanding awards cannot be amended without the participant’s consent.

U.S. Federal Income Tax Information

The following is a general summary of some of the current federal income tax consequences of the New Plan to participants and to Intuit. Tax laws often change, and actual tax consequences depend on a participant’s individual circumstances, as well as state and local tax laws. We will encourage all participants to seek tax advice regarding their participation in the New Plan.

Tax Treatment of Participants

•	NQSOs. Generally, a participant will not have taxable income when we grant him or her an NQSO. When a participant exercises a vested NQSO, the difference between the exercise price and the fair market value of our stock on the date of exercise (called the “spread”) is taxable as ordinary income. Intuit withholds tax on this income when a participant who is a current or former employee exercises an NQSO. When the participant sells the shares, any additional gain or loss will be a capital gain or loss.

•	ISOs. As with NQSOs, an employee will generally not have taxable income when she or he receives an ISO. An employee will not have taxable income upon exercise of a vested ISO; however, the spread on exercise is alternative minimum taxable income to the participant in the year of exercise, unless she or he disposes of the shares in the same tax year. If the participant holds the shares for the ISO holding period, which is two years from the date of grant and one year from the date of exercise, the difference between the amount the participant paid for the shares on exercise and the sale price is capital gain or loss. If the participant disposes of the shares before the ISO holding period, the spread on exercise becomes taxable as ordinary income and the difference between the fair market value on the date of exercise and the price at which the participant sells the stock is capital gain or loss.

•	Restricted Stock and Stock Bonuses. A participant will generally be taxed on restricted stock and stock bonus awards when they receive stock or cash, unless there are restrictions on the shares that enable the participant to defer the tax.

Tax Treatment of Intuit. When a participant recognizes ordinary income on exercise of an NQSO or on receipt of restricted stock or a stock bonus, Intuit will generally be entitled to a deduction in the amount of the ordinary income recognized by the participant. Intuit will also be entitled to a deduction if the participant recognizes ordinary income by selling shares acquired on exercise of an ISO before the ISO holding period is met.

1993 EQUITY INCENTIVE PLAN

On February 1, 1993, our Board of Directors adopted the 1993 Equity Incentive Plan (the “Current Plan”). The Current Plan expires by its terms no later than February 1, 2003. However, it will terminate immediately following stockholder approval of the New Plan. See Proposal 2 above. Under the Current Plan, we may grant incentive stock options, non-qualified stock options, restricted stock, stock bonuses and performance awards. We may grant all but incentive stock options at prices below the fair market value of Intuit stock on the date of grant. However, Intuit typically has not issued below-market awards under the Current Plan. Intuit’s standard option grant is a nonqualified stock option with an exercise price equal to the fair market value of Intuit stock on the date of grant. The Current Plan permits Intuit to reprice options without stockholder approval, however Intuit has not done so since the mid-1990’s. Other terms and conditions of the Current Plan are substantially the same as the New Plan, except that the Current Plan permits the grant of performance awards. As of October 31, 2001 we had granted stock options for 80,375,971 shares, and there were 4,627,591 shares available for grant under the Current Plan. Of the options granted, options for 27,388,834 shares had been exercised, options for 19,183,784 shares had terminated and options for 33,803,353 shares were outstanding.

1998 OPTION PLAN FOR MERGERS AND ACQUISITIONS

On November 11, 1998, our Board of Directors adopted the 1998 Option Plan for Mergers and Acquisitions (the “1998 Plan”) to grant NQSOs to individuals who are hired as a result of acquisitions of, or mergers with, other companies by Intuit. The 1998 Plan has been designed to meet the “broadly based plans” exemption from the stockholder approval requirement for stock option plans under the Nasdaq Stock Market listing requirements. Options under the 1998 Plan can only be granted to eligible individuals within 18 months following the completion of the relevant acquisition or merger and have an exercise price not less than the fair market value of Intuit’s Common Stock on the date of grant. They generally become exercisable over a four-year period based on continued service and expire ten years after the grant date. Options granted to officers hired as a result of a merger or acquisition cannot exceed 45% of all shares reserved for grant under the 1998 Plan. (We have reserved 6,000,000 shares for issuance under the 1998 Plan.) Other terms and conditions of the 1998 Plan are substantially the same as the Current Plan, except that we can only grant NQSOs under the 1998 Plan, the 1998 Plan does not comply with the requirements for tax deductibility under Section 162(m) of the Tax Code, and adoption of and amendments to the 1998 Plan do not require approval of Intuit stockholders. As of October 31, 2001 we had granted NQSOs for 4,710,622 shares in connection with ten acquisitions by Intuit, and there were 2,308,807 shares available for awards under the 1998 Plan. Of the options granted, options for 470,533 shares had been exercised, options for 1,019,429 shares had terminated and options for 3,220,660 shares were outstanding.

PROPOSAL 3 — AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE

PLAN TO ADD 600,000 AUTHORIZED SHARES

We are asking stockholders to approve an amendment to the Intuit Inc. 1996 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of Common Stock that are authorized and reserved for issuance under the Purchase Plan by 600,000 shares (from 3,200,000 shares to 3,800,000 shares).

The purpose of the Purchase Plan is to offer employees of Intuit and eligible subsidiaries, a convenient way to purchase shares of Intuit stock at a discounted price through payroll deductions and to provide an incentive for continued employment. The Purchase Plan is an important part of Intuit’s compensation program. Competitive compensation and benefit programs are a critical component of our efforts to attract and retain quality employees. Stockholder approval of the amendment is necessary to enable us to continue providing this benefit to new and current employees.

The Purchase Plan, as proposed to be amended, is described below.

The Board of Directors recommends a vote FOR approval of the proposed amendment to the 1996 Employee Stock Purchase Plan.

Purchase Plan Background

The Purchase Plan was adopted on October 7, 1996 and has a ten-year term. The Compensation Committee of the Board of Directors administers the Purchase Plan and is responsible for interpreting its provisions. The Purchase Plan has been amended six times to increase the number of shares available for issuance. In July 2001, the Board amended the Purchase Plan to encourage greater participation by our seasonal and part-time employees. These amendments permit those employees who are not regularly scheduled to work more than five months per year and 20 hours per week to participate in the Purchase Plan and permit those who terminate employment within 90 days of a purchase to use their accumulated payroll deductions to purchase shares under the Purchase Plan. In October 2001, the Board of Directors approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares of Intuit’s Common Stock authorized for issuance under the Purchase Plan by 600,000 (from 3,200,000 shares to 3,800,000 shares). We are asking stockholders to approve the share increase in this Proposal 3.

From the adoption of the Purchase Plan to October 31, 2001, participants purchased a total of 1,954,531 shares. During this period, four Named Officers (see page 16 for a definition of this term) purchased shares: Mr. Bennett purchased 1,197 shares, Mr. Ihrie purchased 493 shares, Mr. Stern purchased 1,902 shares and Mr. Santora purchased 1,200 shares. During the same time period, Intuit’s current executive officers, as a group (17 people), purchased a total of 21,829 shares, and all employees other than the current executive officers purchased a total of 1,932,702 shares. As of October 31, 2001, there were 1,245,469 shares available for future awards, not including the 600,000 shares for which we are seeking stockholder approval. We believe these additional shares are necessary as the recent enhancements made to the Purchase Plan and increased interest will likely result in increased participation in future periods.

Eligibility

Employees of Intuit and certain subsidiaries (other than stockholders who own 5% or more of our Common Stock) are eligible to participate in the Purchase Plan if they begin working before December 1st for the offering period that begins on December 16th and June 1st for the offering period that begins on June 16th. As of October 31, 2001, approximately 5,670 employees were eligible to participate in the Purchase Plan, and approximately 3,325 employees were participating. Participants participate in the Purchase Plan by electing payroll deductions that accumulate to purchase shares.

Offering and Purchase Periods

The Purchase Plan allows participants to purchase shares during concurrent, overlapping 12-month periods (each an “Offering Period”) that begin on June 16 of each year (ending the following June 15) and on December 16 of each year (ending the following December 15). Each Offering Period contains two six-month purchase periods (each a “Purchase Period”), and payroll deductions accumulate over each Purchase Period. On the last business day of each Purchase Period, the accumulated payroll deductions are used to purchase stock. Participants may only participate in one Offering Period at a time. The Compensation Committee can change the duration of Offering Periods for future offerings at least 15 day prior to the scheduled beginning of the first Offering Period to be affected.

Payroll Deductions

Eligible employees select payroll deduction rates in 1% increments from 2% to 10% of their base salary and commissions. No interest accrues on payroll deductions. Due to Internal Revenue Code restrictions, no participant can purchase more than $25,000 of stock (based on fair market value of the shares on the Offering Date) under the Purchase Plan with respect to any calendar year. An employee can decrease the payroll deduction rate one time during an Offering Period, but cannot increase the rate during an Offering Period. After a participant enrolls in the Purchase Plan, the participant is automatically enrolled in subsequent Offering Periods unless the participant actively withdraws. A participant may withdraw from any Offering

Period up to 15 days before the end of the Offering Period, and we will return accumulated payroll deductions to the participant. A participant may also suspend participation in any Offering Period up to 15 days before the end of the Offering Period, rather than withdrawing from the Purchase Plan. If a participant suspends participation, accumulated payroll deductions will be used to purchase shares on behalf of the participant on the next Purchase Date.

Purchase Price and Amount of Stock Purchased

When a participant enrolls in the Purchase Plan, the participant essentially receives an option to purchase shares on the next December 15 or June 15 Purchase Date at a purchase price equal to 85% of the fair market value of the shares on the Offering Date (the first business day of the 12-month Offering Period) or the Purchase Date (the last business day of the six-month Purchase Period), whichever is lower. Unless the participant withdraws from the Purchase Plan, the purchase will take place automatically on the Purchase Date. The number of shares a participant will be able to purchase on the Purchase Date will generally be equal to the payroll deductions during the Purchase Period, divided by the purchase price per share. If the market price of the stock drops significantly, no participant will be permitted to purchase more than two times the number of shares that he or she could have purchased if the number of shares was determined by using a purchase price of 85% of the fair market value on the Offering Date. In addition, the Compensation Committee may set a maximum number of shares that may be purchased by any participant on any Purchase Date.

Mergers, Consolidations and Other Corporate Transactions

If Intuit is dissolved or liquidated, the current Offering Period will terminate immediately prior to the liquidation or dissolution unless the Board decides otherwise. The Board may, but is not required to, designate a date for the open Offering Period to terminate and allow each participant to purchase shares with accumulated payroll deductions. If Intuit sells substantially all of its assets or is acquired in a merger with another corporation, each option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation, unless the Board decides to designate a date for the open Offering Period to terminate and allow each participant to purchase shares with accumulated payroll deductions.

Purchase Plan Amendments

The Board or the Compensation Committee may generally amend or terminate the Purchase Plan at any time. However, the Board may not amend the Purchase Plan without stockholder approval if the amendment would increase the number of shares available under the Purchase Plan or change certain eligibility requirements. In addition, neither the Board nor the Compensation Committee may make any changes that affect existing purchase rights without the consent of the participants.

Federal Income Tax Information

The following information is a general summary of some of the current federal income tax consequences of the Purchase Plan to participants and to Intuit. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws. We encourage all participants to seek tax advice when they participate in the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

Tax Treatment of Participants. Participants will not recognize income when they enroll in the Purchase Plan or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares for one year or more after the Purchase Date and two years or more after the Offering Date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the Offering Date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or gifts the shares less than one year after the Purchase Date or less than two years after the Offering Date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the Purchase Date. The difference between the sale price and the fair market value on the Purchase Date will be a capital gain or loss, taxable at short-term capital gain rates if the shares are held 12 months or less and at long-term capital gain rates if the shares are held longer than 12 months.

Tax Treatment of Intuit. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, Intuit will generally be entitled to a tax deduction in the amount of the ordinary income.

PROPOSAL 4 — AMENDMENTS TO 1996 DIRECTORS STOCK OPTION PLAN

TO ADD ANNUAL OPTION GRANTS TO AUDIT AND COMPENSATION
COMMITTEE MEMBERS AND ADD 90,000 AUTHORIZED SHARES

We are asking stockholders to approve amendments to the 1996 Directors Stock Option Plan (the “Directors Plan”) (i) to increase the number of shares of Common Stock that are authorized and reserved for issuance under the Directors Plan by 90,000 shares (from 810,000 to 900,000 shares), and (ii) to provide for annual 5,000 share option grants to members of the Audit and Compensation Committees of our Board of Directors to reflect the additional commitment that is required of them by their membership on the committees.

The Directors Plan gives non-employee directors of Intuit an opportunity to acquire an equity interest in Intuit and helps to align their interests with the interests of Intuit’s stockholders. This is the only form of compensation Intuit currently provides to its outside directors for their services (other than reimbursement for their expenses). This means that the Directors Plan is particularly important in helping us to attract and retain well qualified outside directors.

The Directors Plan, as proposed to be amended, is described in detail below.

The Board of Directors recommends a vote FOR approval of

the proposed amendments to the 1996 Directors Stock Option Plan

Directors Plan — Overview

The Directors Plan was adopted by the Board on October 7, 1996 and has a ten-year term. The Directors Plan has been amended three times to increase the number of shares available for options. The vesting schedule for options granted under the Directors Plan has been amended twice. Most recently, in November 2001 the Board amended the Directors Plan to increase the number of shares authorized for issuance from 810,000 to 900,000 and to provide for annual 5,000 share option grants to members of the Audit and Compensation Committees of the Board of Directors. These are the amendments that we are asking stockholders to approve in this Proposal 4.

From the adoption of the Directors Plan through October 31, 2001, we have granted options to purchase 675,000 shares, representing options for 135,000 shares to each of Mr. Brody, Mr. Doerr, Mr. Hallman and Mr. McMurtry (who served as a director until December 8, 2000), options for 90,000 shares to Ms. Dubinsky, and an option for 45,000 shares to Mr. Sclavos. Of these, options for 540,000 shares were outstanding as of October 31, 2001. No options have been granted under the Directors Plan to individuals other than non-employee directors. If any option terminates without being exercised, then the shares covered by the terminated option go back into the Directors Plan for future grants. As of October 31, 2001, there were 196,875 shares available for grant under the Directors Plan.

Eligibility

Each director who is not a current or former employee participates in the Directors Plan. There are currently five directors eligible to receive options. Directors are not required to pay to participate in the Directors Plan, other than paying the exercise price for the options they exercise.

Formula for Option Grants

We grant options to eligible directors under the Directors Plan according to a nondiscretionary formula. The formula provides for a grant of 45,000 shares when an eligible director joins the Board (an “Initial Grant”). Each eligible director receives a subsequent annual grant (an “Annual Grant”) for 22,500 shares on each anniversary of his or her Initial Grant if he or she continues to serve on the Board. Each eligible director that is a member of the Audit or Compensation Committee receives a grant (a “Committee Grant”) of 5,000 shares when he or she joins the committee and on each anniversary of that date. We expect to make the first Committee Grants to current Audit and Compensation Committee members in January 2002.

Exercise Price, Vesting and Other Terms

The exercise price for each option is the fair market value of Intuit’s Common Stock at the time the option is granted. All options granted before February 19, 1999 become exercisable over a period of four years at a rate of 25% on the first anniversary of the grant, and an additional 2.0833% per month over the next three years. All options granted between February 19, 1999 and November 30, 1999 were fully vested and immediately exercisable as of the date of the option grant. All Initial Grants after November 30, 1999 vest over four years, at a rate of 25% on the first anniversary of the grant, and an additional 2.0833% per month over the next three years. All Annual Grants after November 30, 1999 vest over two years, at a rate of 50% on the first anniversary of the grant, and an additional 4.166% per month over the next year. All Committee Grants vest over one year at a rate of 8.333% per month following the date of grant. All options will become fully vested if a director’s services to Intuit terminate as a result of the director’s death or permanent disability. Options have a term of ten years from the date of grant, but they terminate earlier if the director is no longer a director or consultant to Intuit. The Directors Plan allows directors to pay the exercise price of their options through various methods, including cash and “same-day sale” or margin commitments from NASD brokers.

Mergers, Consolidations and Changes of Control

If Intuit is liquidated, is involved in a merger (where Intuit is not the surviving corporation or where Intuit’s pre-merger stockholders own less than a majority of the shares), sells substantially all of its assets or is involved in a tender offer or similar transaction covering a majority of its shares, the vesting of all options granted under the Directors Plan will accelerate and the options will become fully exercisable on the terms and conditions determined by the Board.

Directors Plan Amendments

Generally, the Board may amend or terminate the Directors Plan at any time. However, the Board may not amend the Directors Plan without stockholder approval if the amendment would increase the number of shares available under the Directors Plan or change the eligibility requirements. In addition, the Board may not make any changes that affect outstanding options without the consent of the option holders.

Federal Income Tax Information

All options granted under the Directors Plan are NQSOs. The tax treatment for participants and Intuit is the same as for NQSOs under the New Plan (see page 7).

NEW PLAN BENEFITS

The following table shows all expected fiscal 2002 option grants under the Directors Plan for the people indicated. Stratton Sclavos received his 45,000 share Initial Grant when he joined the Board in August 2001. All remaining expected fiscal 2002 grants (115,000 shares) are 22,500 share Annual Grants, which we expect to make in November 2001 and February 2002, and 5,000 share Committee Grants, which we expect to make in January 2002. During fiscal 2001, we granted options to purchase 112,500 shares to directors who are not Intuit officers. Only non-employee directors are eligible for options under the Directors Plan, therefore, we will not make any grants under the Directors Plan during fiscal 2002 to any individuals other than eligible non-employee directors. The table does not include future awards and purchases under the New Plan and the Purchase Plan. We cannot determine future grants under the New Plan because awards are made at the discretion of Intuit’s management and the Compensation Committee. We cannot determine future grants and purchases by employees under the Purchase Plan because participation is voluntary. For actual grants under the Current Plan to the Named Officers in fiscal 2001, see “Option Grants in Fiscal 2001” under the heading “Executive Compensation” at page 18.

The closing price of our Common Stock on the Nasdaq Stock Market on November 19, 2001 was $40.73.

Directors Plan

	Exercise Price	Number
Name and Position	(per share)	of Options

Stephen M. Bennett	—	—
President and Chief Executive Officer
Scott D. Cook	—	—
Chairman of the Executive Committee of the Board of Directors
Richard W. Ihrie	—	—
Senior Vice President and Chief Technology Officer
Greg J. Santora	—	—
Senior Vice President and Chief Financial Officer
Raymond G. Stern	—	—
Senior Vice President
All current executive officers as a group (22 people)	—	—
All current directors who are not executive officers as a group (5 people)	$ *	160,000
All employees, including officers who are not executive officers, as a group	—	—

*	The exercise price will be the closing price of Intuit’s common stock on the date of the option grant.

PROPOSAL 5 — RATIFICATION OF SELECTION OF

INDEPENDENT AUDITORS

We have selected Ernst & Young LLP as our independent auditors to perform the audit of Intuit’s financial statements for the fiscal year ending July 31, 2002, and we are asking stockholders to ratify our selection.

Representatives of Ernst & Young are expected to be present at the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

The following table shows fees that we paid (or accrued) for audit and other services provided by Ernst & Young during fiscal 2001.

Audit Fees (1)		$525,000
Financial Information Systems Design and Implementation Fees		0
All Other Fees:
Tax Services	1,509,000
Business Continuity Planning	504,000
Various Other	619,000	2,632,000

Total		$3,157,000

(1)	Audit fees generally include fees for the examination of our annual consolidated financial statements and quarterly review of our interim financial statements.

For more information about Ernst & Young, please see the Audit Committee Report at page 21.

The Board of Directors recommends a vote FOR ratification of the selection of Ernst & Young LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows shares of Intuit’s Common Stock that we believe are owned as of October 31, 2001 by (i) each stockholder owning 5% or more of the Common Stock, (ii) each Named Officer (defined on page 16), (iii) each director and (iv) all current directors and executive officers as a group. We have included any options held by each stockholder that are exercisable within 60 days of October 31, 2001 (which would be December 30, 2001). We calculated the “Percent of Class” based on 211,273,322 shares of Common Stock outstanding on October 31, 2001.

	Amount and Nature of	Percent
Name of Beneficial Owner	Beneficial Ownership (1)	of Class

Scott D. Cook (2)	17,755,891	8.4%
Capital Research and Management (3)	11,869,580	5.6%
Stephen M. Bennett (4)	970,362	*
Richard W. Ihrie (5)	27,576	*
Greg J. Santora (6)	385,896	*
Raymond G. Stern (7)	222,626	*
Christopher W. Brody (8)	269,530	*
William V. Campbell (9)	1,413,233	*
L. John Doerr (10)	346,561	*
Donna L. Dubinsky (11)	69,081	*
Michael R. Hallman (12)	215,158	*
Stratton D. Sclavos	—	*
All current directors and executive officers as a group (22 people) (13)	22,142,588	10.5%

*	Indicates ownership of less than 1%.

(1)	Unless indicated in the notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power.

(2)	Includes 783,458 shares issuable upon exercise of options held by Mr. Cook. A trust, of which Mr. Cook is a co-trustee, holds the remaining 16,972,433 shares. Mr. Cook’s address is P.O. Box 7850, Mountain View, California 94039.

(3)	We obtained information about shares owned by Capital Research and Management Company (“CRMC”) from a Schedule 13F that this stockholder filed with the SEC on November 14, 2001 reporting share ownership as of September 30, 2001. CRMC’s address is 333 South Hope Street, Los Angeles, California 90071.

(4)	Includes 744,165 shares issuable upon exercise of options held by Mr. Bennett and 225,000 shares of restricted stock that were issued subject to certain vesting requirements. See Note 5 to the “Summary Compensation Table” on page 16.

(5)	Includes 27,083 shares issuable upon exercise of options held by Mr. Ihrie.

(6)	All 385,896 shares are issuable upon exercise of options held by Mr. Santora.

(7)	Includes 222,083 shares issuable upon exercise of options held by Mr. Stern.

(8)	Includes 119,530 shares issuable upon exercise of options held by Mr. Brody. Vantage Partners Inc., of which Mr. Brody is chairman and a shareholder, holds the remaining 150,000 shares.

(9)	Includes 1,337,939 shares issuable upon exercise of options held by Mr. Campbell.

(10)	Includes 119,530 shares issuable upon exercise of options held by Mr. Doerr. A trust, of which Mr. Doerr is a co-trustee, holds the remaining 227,031 shares.

(11)	Includes 65,625 shares issuable upon exercise of options held by Ms. Dubinsky. A trust, of which Ms. Dubinsky is the sole trustee, holds the remaining 3,456 shares.

(12)	Includes 119,530 shares issuable upon exercise of options held by Mr. Hallman.

(13)	Includes 4,381,289 shares issuable upon exercise of options. Also includes shares and options held by the individuals described in Notes 2 and 4 through 12, plus an additional 10,224 shares and 456,450 options held by other executive officers.

EXECUTIVE COMPENSATION

The following table shows compensation earned during fiscal 1999, 2000 and 2001 by Intuit’s Chief Executive Officer and Intuit’s other four most highly compensated executive officers for fiscal 2001. These people are called the “Named Officers.” The information in the table includes salaries, bonuses, performance sharing, stock options and restricted stock awards and other miscellaneous compensation. Intuit has not granted stock appreciation rights and has no long-term compensation benefits other than stock options and restricted stock. For information about employment contracts and termination or change-of-control arrangements between Intuit and the Named Officers, see the discussion immediately following this table.

Summary Compensation Table

						Long-Term
						Compensation Awards
		Annual Compensation
							Securities
Name and					Other Annual	Restricted	Underlying	All Other
FY01 Principal	Fiscal	Salary	Bonus		Compensation	Stock Award(s)	Options	Compensation
Position	Year	($)	($)		($)	($)	(#)	($)

Stephen M. Bennett	2001	$825,000	$1,860,375		$—	$—	500,000	$2,880	(2)
President and CEO(1)	2000	389,423	1,963,634	(3)	179,232 (4)	15,198,750 (5)	900,000	1,405	(2)
	1999	—	—		—	—	—	—
Scott D. Cook	2001	412,000	289,140		—	—	100,000	1,393	(2)
Chairman of the	2000	375,000	324,750		—	—	—	1,259	(2)
Executive Committee	1999	358,654	297,500		—	—	—	2,186	(2)
Richard W. Ihrie	2001	201,923	399,427	(6)	144,958 (7)	—	150,000	992	(2)
Senior Vice President and	2000	—	—		—	—	—	—
Chief Technology Officer	1999	—	—		—	—	—	—
Greg J. Santora	2001	400,000	270,000		—	—	80,000	4,265	(8)
Senior Vice President and	2000	328,000	285,553		—	—	100,000	3,575	(8)
Chief Financial Officer	1999	259,345	154,056		—	—	315,000	4,031	(8)
Raymond G. Stern	2001	330,000	256,350		—	—	90,000	2,128	(9)
Senior Vice President	2000	310,000	266,909		—	—	—	615	(2)
	1999	300,000	233,250		—	—	270,000	710	(2)

(1)	Mr. Bennett served as our Acting Senior Vice President, Small Business Division from April 2001 to August 2001.

(2)	Represents term life insurance premiums.

(3)	Includes a $1,000,000 bonus paid to Mr. Bennett when he joined Intuit in January 2000.

(4)	Represents relocation expenses.

(5)	Based on the closing sales price of Intuit’s Common Stock on the date of the award, net of the amount paid for the stock. As of July 31, 2001, Mr. Bennett held 225,000 shares of restricted stock with an aggregate value of $7,733,250, net of the amount paid for the stock. The shares of restricted stock vest in two tranches. One tranche of 150,000 shares vests in 30,000 share increments over five years starting in 2001. The remaining 75,000 shares vest over ten years in 7,500 share increments starting in 2002. In each year the vesting date is the first trading day on or after January 24 that Mr. Bennett is permitted to sell Intuit stock under Intuit’s insider trading policy and the law, but no later than the last trading day of March. The last vesting date of the 150,000 tranche is January 24, 2005, and for the 75,000 tranche it is January 24, 2010. The shares of restricted stock have voting rights and the right to receive dividends, if any.

(6)	Mr. Ihrie joined Intuit in November 2000. Includes a one-time $200,000 bonus paid to Mr. Ihrie in January 2001.

(7)	Includes $78,156 of interest forgiven on a loan from Intuit to Mr. Ihrie, relocation expenses of $64,476 and health and welfare insurance premiums of $2,326.

(8)	Represents term life insurance premiums of $1,865 in fiscal 1999, $1,075 in fiscal 2000 and $1,531 in fiscal 2001, and matching contributions under Intuit’s 401(k) retirement plan of $2,500 for each fiscal year reported.

(9)	Represents term life insurance premiums of $701 and matching contributions under our 401(k) of $1,427.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

On July 31, 2001 (the last day of fiscal 2001), we entered into an employment agreement with Lorrie M. Norrington, who joined Intuit as our Senior Vice President for the Small Business Division. Under this agreement, Ms. Norrington received a signing bonus of $750,000 on July 31, 2001 and an option grant for 350,000 shares at $34.38 per share. Ms. Norrington will receive an anniversary bonus of $750,000 on July 31, 2002, subject to her continued employment. Her initial annual salary is $475,000.

On January 24, 2000, we entered into an employment agreement with Stephen M. Bennett for the position of President and Chief Executive Officer. Under this agreement, Mr. Bennett received a signing bonus of $1,000,000, reimbursement for relocation expenses, an option grant for 800,000 shares and an award of 225,000 restricted shares. Mr. Bennett’s initial salary was $750,000. We agreed to review it annually, but we will not reduce it below $750,000.

Mr. Bennett can terminate the employment agreement at any time upon written notice to the Board of Directors. Intuit may terminate Mr. Bennett’s employment upon the written recommendation of two-thirds of the Board of Directors. If Intuit terminates Mr. Bennett other than for “cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions) or if Mr. Bennett terminates his employment for “good reason” (which includes relocation or a reduction in duties, title or compensation), Mr. Bennett is entitled to severance pay equal to six months of his then-current salary, accelerated vesting of all restricted stock, and accelerated vesting of options that would have vested on the next 12 successive vesting dates. If Mr. Bennett’s termination occurs within two months before or 12 months after any change of control of Intuit, he will be entitled to 12 months of his then-current salary, his full target bonus for the year of termination, accelerated vesting of all restricted stock and accelerated vesting of options that would have vested over the next 24 successive vesting dates. If Mr. Bennett’s employment terminates due to his death or disability, vesting of all restricted stock will be accelerated, along with vesting of options that would have vested on the next 12 successive vesting dates.

On October 12, 2000, we entered into an employment agreement with Richard W. Ihrie to join Intuit on November 27, 2000 as our Senior Vice President and Chief Technology Officer. Under this agreement, Mr. Ihrie received a one-time bonus of $200,000 in January 2001, reimbursement for relocation expenses and an option grant for 100,000 shares. If Intuit terminates Mr. Ihrie other than for “cause” (which includes gross negligence, willful misconduct or willful misconduct that materially affects his work), Mr. Ihrie is entitled to severance pay equal to six months of his then-current salary and accelerated vesting of options that would have vested in the next six months. Mr. Ihrie’s initial salary is $300,000.

On March 30, 1994, we entered into a Letter Agreement of Employment with William V. Campbell, the Chairman of our Board of Directors. Mr. Campbell also served as President and Chief Executive Officer from April 1994 through July 1998, and as Acting Chief Executive Officer from September 1999 to January 2000. Some terms of the agreement have expired, but the following terms have been in effect since the beginning of fiscal 1997. Under the agreement, Mr. Campbell’s base salary is reviewed annually and he participates in our annual executive bonus program. Under the agreement, either Intuit or Mr. Campbell may terminate Mr. Campbell’s employment at any time. However, if we terminate his employment without “cause,” we must continue to pay his salary and health benefits for six months after his termination or until he accepts another position, whichever is earlier. Intuit provides Mr. Campbell with term life insurance in an aggregate amount of $1,000,000. On June 11, 1997, we granted an option to Mr. Campbell to purchase 1,500,000 shares of Common Stock. This option vests at a rate of 20% on the date of grant and monthly thereafter for 48 months, as long as Mr. Campbell remains an employee or director. In the event of a change in control of Intuit, the option will accelerate and become fully vested.

On September 23, 1999, we entered into an agreement with William H. Harris, Jr. relating to his resignation as President and Chief Executive Officer. Under the agreement, Mr. Harris served as Intuit’s Director of Strategic Internet Policy, and continued to serve on the Board of Directors, until July 2001 when he resigned from the Board and as an Intuit employee. Mr. Harris’ compensation was his base salary at September 23, 1999 plus an amount equal to 1.5 times his fiscal 1999 employee bonus. Mr. Harris’ employee stock options continued to vest through June 11, 2001, at which time all his outstanding options fully vested under their original vesting schedules.

Option Grants in Fiscal 2001

The following table shows information about stock option grants to the Named Officers during fiscal 2001. These options are included in the “Summary Compensation Table” on page 16. We granted all of these options at fair market value under our 1993 Equity Incentive Plan. The options have ten-year terms. SEC rules require us to show hypothetical gains that the Named Officers would have for these options at the end of their ten-year terms. We calculated these gains assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by SEC rules. They are not Intuit’s estimate or projection of future stock prices.

	Individual Grants
						Potential Realizable Value
	Number of					at Assumed Annual Rates of
	Shares		% of Total			Stock Price Appreciation
	Underlying		Options Granted	Exercise		for Option Term
	Options		to Employees in	Price	Expiration
Name	Granted(#)		Fiscal 2001	($/Sh)	Date	5%	10%

Stephen M. Bennett	500,000	(1)	4.02%	$34.0625	02/09/11	$10,710,861	$27,143,426

Scott D. Cook	100,000	(2)	0.80	35.0000	08/01/10	2,201,131	5,578,098

Richard W. Ihrie	100,000	(3)	0.80	47.6875	11/27/10	2,999,041	7,600,159
	50,000	(4)	0.40	29.3800	04/24/11	923,846	2,341,207
Greg J. Santora	40,000	(2)	0.32	35.0000	08/01/10	880,452	2,231,239
	40,000	(4)	0.32	29.3800	04/24/11	739,076	1,872,966
Raymond G. Stern	40,000	(2)	0.32	35.0000	08/01/10	880,452	2,231,239
	50,000	(4)	0.40	29.3800	04/24/11	923,846	1,872,966

(1)	Of these shares, 25% were vested on the grant date; 25% vested on March 30, 2001, and the remainder vests 2.08% per month from March 9, 2001 through February 9, 2003.

(2)	Of these shares, 25% vested on August 1, 2001. The remainder vests 2.08% per month through August 1, 2004.

(3)	Of these shares, 25% vested on November 27, 2001. The remainder vests 2.08% per month through November 27, 2004.

(4)	Of these shares, 25% will vest on April 24, 2002. The remainder vests 2.08% per month through April 24, 2005.

Option Exercises and Fiscal Year-End Values

The following table shows information about the value realized on option exercises for each of the Named Officers during fiscal 2001, and the value of their unexercised options at the end of fiscal 2001. We granted all of these options under our 1993 Equity Incentive Plan. Value realized, or gain, is measured as the difference between the exercise price and the price at which the shares were sold on the date of exercise. Value at fiscal year end is measured as the difference between the exercise price and fair market value on July 31, 2001, which was $34.38.

Aggregated Option Exercises in Fiscal 2001 and July 31, 2001 Option Values

			Number of Shares
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
			Fiscal Year-End(#)		Fiscal Year-End($)
	Shares Acquired	Value
Name	On Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen M. Bennett	—	$—	604,581	795,419	$95,911	$62,838

Scott D. Cook	—	—	734,375	115,625	18,638,437	396,562

Richard W. Ihrie	—	—	—	150,000	—	250,000

Greg J. Santora	—	—	353,188	143,750	3,236,903	754,382

Raymond G. Stern	52,500	2,283,668	196,250	122,500	2,176,455	835,162

This proxy statement contains a report issued by our Compensation Committee relating to executive compensation for fiscal 2001, a report issued by our Audit Committee relating to its activities during fiscal 2001, and a chart titled “Company Stock Price Performance.” Stockholders should be aware that under SEC rules, the Compensation Committee and Audit Committee reports and the stock price performance chart are not considered “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by Intuit under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

COMPENSATION COMMITTEE REPORT

Compensation Committee

We, the members of the Compensation Committee, make all decisions about compensation for executive officers. Mr. Hallman served as a voting member of the Committee throughout fiscal year 2001. Burton J. McMurtry served as voting member of the Committee from August 1, 2000 until his retirement on December 8, 2000. Mr. Brody was appointed to the Committee beginning December 8, 2000 and served as a voting member through the remainder of fiscal year 2001. Since August 1, 1998, Mr. Campbell has been a non-voting advisory member of the Committee. Mr. Campbell does not participate in discussions or decisions about his own compensation. For more background about the Compensation Committee, see page 4.

General Compensation Policy for Executive Officers

We establish the general compensation policy for all executive officers. Intuit’s general compensation policy is to link an individual’s compensation with his or her individual performance, as well as with Intuit’s performance. All major components of compensation are structured to provide significant differentiation based on individual performance levels.

We generally review base salary levels and target annual bonuses for the Chief Executive Officer and other executive officers near the beginning of each fiscal year. In determining compensation for a specific officer, we consider many factors, including the scope of the officer’s particular job, his or her performance in the job, the expected value of the officer’s future contribution to Intuit, Intuit’s recent financial performance and competitive market compensation levels of comparable companies as reflected in market survey data from sources such as Radford and iQuantic. We give considerable weight to the recommendations of both the Chief Executive Officer and the Chairman, except with respect to their compensation.

We create long-term equity incentives for executive officers by granting stock options under Intuit’s stock option plans. For descriptions of these plans, see pages 6 and 8. Options help attract and retain executive officers, and also align their interests with stockholders’ interests. Stock options are usually granted to executive officers when they first join Intuit. Officers generally receive additional grants when their responsibilities increase significantly, and they are also eligible for additional grants in connection with their annual performance evaluations, depending upon their individual performance level. We may grant options at other times if we believe options are a necessary or appropriate retention incentive. Options generally become exercisable as they vest over a four-year period to provide a long-term incentive for executives to remain with Intuit. We occasionally provide faster vesting to provide a more immediate benefit in response to competitive factors. Options provide value for executives only if Intuit’s stock price increases, and only if the executives remain with Intuit until their options vest.

From time to time, we approve loans for executive officers — most often in connection with their relocation and purchase of a residence near their place of work. See “Related Party Transactions” on page 23.

Fiscal 2001 Executive Compensation

Base Compensation. We reviewed management’s base salary recommendations, along with assessments of the individual’s job performance and relevant market survey compensation data from Radford and iQuantic. We generally sought to place the base salary of each executive within the market salary range for comparable positions, with the actual salary based on our assessment of the individual’s job performance and expected future contributions to Intuit.

Performance Sharing. Executive officers also participated in Intuit’s broad-based Performance Sharing Plan. Payouts for the six-month performance period ending January 31, 2001 were at 9.25% of eligible employee base compensation paid over the period. Payouts for the six-month performance period ending July 31, 2001 were at 9.75% of eligible employee base compensation paid over the period. As part of Intuit’s increasing emphasis on linking variable executive pay to individual performance, beginning in fiscal 2002, executive officers will no longer be eligible to participate in the Performance Sharing Plan.

Annual Bonus Compensation. For fiscal 2001, we approved incentive bonuses for officers under Intuit’s Annual Variable Pay Plan. We determined executive bonuses based on the executive’s targeted bonus percentage, with the actual bonus amount calculated with reference to the executive’s achievement of individual objectives, objectives for the officer’s business or functional unit and Intuit’s performance over the fiscal year. Intuit’s performance was measured based on revenue and operating income results. Individual bonuses for fiscal 2001 to Intuit’s executive officers employed for the full fiscal year, excluding the Chief Executive Officer, ranged from $75,000 to $250,000.

Stock Options. Executive officer option grants were made in connection with the hiring of new officers, as well as periodic performance and compensation evaluations. We determined the number of options based on competitive factors, as well as on the executive’s current and past performance, anticipated future contributions to Intuit, his or her ability to impact corporate and/or business unit results, and the current number of unvested options held by the executive. We granted options for 2,240,000 shares to individuals who were executive officers at the time they received the option grants during fiscal 2001, including 920,000 shares to the Named Officers. See “Option Grants in Fiscal 2001” on page 18.

Intuit Performance and CEO Compensation

Mr. Bennett has served as President and Chief Executive officer since January 2000. His fiscal 2001 compensation was determined primarily by his employment agreement. See “Employment Contracts and Termination and Change-in-Control Arrangements” on page 17. He received a base salary of $825,000 during fiscal year 2001. He received Performance Sharing Plan payments of $78,375 and an annual performance-based bonus of $1,782,000 relating to his services in fiscal year 2001. In February 2001, we approved not charging Mr. Bennett interest through September 30, 2001 on his $4,375,000 relocation loan, which is secured by his residence. In November 2001, we amended the loan to make it interest free. See “Related Party Transactions” on page 23. In connection with the vesting of certain shares of restricted stock in fiscal 2001, Mr. Bennett had taxable compensation of $1,040,250. We approved a loan to Mr. Bennett of $462,391 to pay the withholding tax due. During fiscal year 2001, Mr. Bennett received an option grant for 500,000 shares. See the “Summary Compensation Table” on page 16, and “Related Party Transactions” on page 23.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Under Section 162(m) of the Internal Revenue Code, compensation to a Named Officer in excess of $1,000,000 per year is not tax deductible for Intuit unless certain requirements are met. The 1993 Equity Incentive Plan complies with the requirements of Section 162(m). The New Plan will also comply with the requirements of Section 162(m). During fiscal 2001, Mr. Bennett received $1,922,735 in compensation that will not be tax-deductible under Section 162(m). In fiscal 2002, we expect that a portion of Mr. Bennett’s compensation, as well as a portion of Lorrie Norrington’s compensation, will not be deductible under Section 162(m). Intuit does not expect that the deductibility of cash compensation it pays to other executive officers in fiscal 2002 will be affected by the limitations of Section 162(m). However, since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that Intuit may enter into additional compensation arrangements in the future under which payments are not deductible under Section 162(m).

COMPENSATION COMMITTEE MEMBERS

Christopher W. Brody
Michael R. Hallman

AUDIT COMMITTEE REPORT

We, the members of the Audit Committee, assist the Board of Directors in its oversight of Intuit’s financial accounting, reporting and controls. We also evaluate the performance and independence of Intuit’s independent auditors. Each of us is “independent” as required by listing standards of the Nasdaq Stock Market. We operate under a written charter that both the Board and we have approved. We have included a copy of the current charter as Appendix 2 to this proxy statement.

Management is responsible for the preparation, presentation and integrity of Intuit’s financial statements, including setting the accounting and financial reporting principles and establishing the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards, and issuing a report on the consolidated financial statements. We oversee these processes.

We reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2001 with management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended. We received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. We discussed with Ernst & Young that firm’s independence, and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors’ independence.

Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities referred to below and in the charter, we recommended to the Board of Directors that the audited financial statements be included in Intuit’s Annual Report on Form 10-K for fiscal 2001, and the Board approved such inclusion. We and the Board of Directors also recommended the selection of Ernst & Young as independent auditors for fiscal 2002.

Although each of us meets the regulatory requirements for financial literacy and expertise, we are not professionally engaged in the practice of auditing or accounting and are not experts in those fields. We rely on information provided to us and on representations made to us by management and the independent auditors, without seeking independent verification. Accordingly, our oversight does not ensure that management has followed appropriate accounting and financial reporting principles, or that management has maintained internal controls and procedures that are designed to ensure compliance with accounting standards and applicable laws and regulations. Our oversight also does not ensure that the audit of Intuit’s fiscal 2001 financial statements was carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that Ernst & Young is in fact “independent” under applicable rules and regulations.

AUDIT COMMITTEE MEMBERS

Christopher W. Brody
Donna L. Dubinsky
Michael R. Hallman

COMPANY STOCK PRICE PERFORMANCE

The graph below compares the cumulative total stockholder return on Intuit Common Stock for the last five full fiscal years with the cumulative total return on the S&P 500 Index and J.P. Morgan H&Q Technology Index for the same period. We are including the S&P 500 Index for the first time this year because Intuit was added to the S&P 500 during fiscal 2001. We are also including the Nasdaq Stock Market – US Index this year as this is the broad-based index against which we compared our performance in prior years. The graph assumes that $100 was invested in Intuit Common Stock and in each of the other indexes on July 31, 1996 and that all dividends were reinvested.

The comparisons in the graph below are based on historical data (with Intuit Common Stock prices based on the closing price on the dates indicated) and are not intended to forecast the possible future performance of Intuit’s Common Stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG INTUIT INC., THE S&P INDEX, THE JP MORGAN H & Q
TECHNOLOGY INDEX AND THE NASDAQ STOCK MARKET (U.S.) INDEX

RELATED PARTY TRANSACTIONS

We have described below transactions that involved more than $60,000 between Intuit and an executive officer, director or 5% stockholder or any of their immediate family members that have been entered into during fiscal 2001 or that involved indebtedness to or payments from Intuit during fiscal 2001. For information about salary, bonuses and other compensation, see “Executive Compensation” (beginning on page 16), and “Compensation of Directors” (at page 5).

In March 2001, the Compensation Committee approved a loan to Stephen M. Bennett, Intuit’s President and Chief Executive Officer, to cover his income tax liability relating to the vesting of 37,500 shares of his Intuit restricted stock. The principal amount of the loan is $462,391 and the interest rate is 5.50% per year. Annual interest payments are due on March 30, beginning in 2002. The entire loan balance becomes due and payable 90 days following Mr. Bennett’s resignation or termination for cause, two years following Mr. Bennett’s termination for any other reason, but no later than March 30, 2011. The loan is secured by the 37,500 shares of vested Intuit common stock that Mr. Bennett owns. As of October 31, 2001, the outstanding principal balance on this loan was $462,391, which was the most Mr. Bennett owed under the loan during fiscal 2001.

Pursuant to Mr. Bennett’s January 24, 2000 employment agreement, Intuit provided Mr. Bennett with a $4,375,000 loan to purchase a home close to Intuit’s corporate offices. Mr. Bennett made a $133,149 interest payment under the note in August 2000 based on a 6.77% interest rate. The Compensation Committee later amended the note to make it interest free. The entire loan balance becomes due and payable 90 days following Mr. Bennett’s resignation or termination for cause, two years following Mr. Bennett’s termination for any other reason, but no later than February 17, 2010. The loan is secured by Mr. Bennett’s principal residence. As of October 31, 2001, the outstanding principal balance on this loan was $4,375,000, which is the most Mr. Bennett owed under the loan during fiscal 2001.

In October 2000, the Compensation Committee approved a loan to Richard W. Ihrie, Intuit’s Senior Vice President and Chief Technology Officer, in connection with his purchase of residential real property. The principal amount of the loan is $1,800,000 and the interest rate is 6.09% per year. Annual interest payments are due on August 1, beginning in 2001. In accordance with Mr. Ihrie’s offer letter, Intuit forgave the first interest payment of $78,156 that otherwise would have been due on August 1, 2001. The entire loan balance becomes due and payable 10 days following Mr. Ihrie’s termination for any reason other than death or permanent disability, which would give him 180 days following termination to repay the loan, but no later than November 30, 2010. The loan is secured by Mr. Ihrie’s current residence. As of October 31, 2001, the outstanding principal balance on this loan was $1,800,000, which was the most Mr. Ihrie owed under the loan during fiscal 2001.

In addition, in January 2001, the Compensation Committee approved a bridge loan to Mr. Ihrie in connection with the purchase of his new residence. The principal amount of the loan was $1,960,000 (which is the most Mr. Ihrie owed under the loan during fiscal 2001) and the interest rate was 6.15% per year. Per the loan’s terms, Mr. Ihrie paid $400,000 in February 2001 and the balance of the outstanding principal in September 2001. In October 2001, the Compensation Committee authorized Intuit to forgive all $81,815 of the accrued interest under this bridge loan.

In October 2000, the Compensation Committee approved a relocation loan to Larry King, Jr., a Vice President of Intuit. Mr. King relocated to Nevada to assume responsibility for our payroll business, which is headquartered in Nevada. The principal amount of the loan is $125,000 and the interest rate is 6.33% per year. The loan matures on September 29, 2003 and is secured by Mr. King’s residence in Nevada. If Mr. King becomes permanently disabled or dies, we will forgive the entire loan balance. If Mr. King transfers back to Intuit’s Mountain View, California offices during the term of the loan, Intuit will forgive $62,500 of the principal amount and all accrued interest, and the remaining balance will be due and payable on the earlier of the maturity date or 180 days following his return to California. As of October 31, 2001, the outstanding balance on this loan was $125,000, which is the most Mr. King owed under the loan during fiscal 2001.

In August 1998, the Compensation Committee approved a $120,000 interest-free loan to Mr. King in connection with the purchase of residential property. Intuit agreed to forgive $40,000 on each of August 1,

1999, 2000 and 2001. In August 2001, Intuit forgave the last $40,000 of principal per the terms of the loan. We also grossed up Mr. King for taxes he owed in connection with the forgiveness of debt under the loan. The most Mr. King owed under the loan during fiscal 2001 was $80,000.

In September 2000, the Compensation Committee loaned Dennis Adsit, a Vice President of Intuit, $1,030,050 in connection with his relocation to California when he joined Intuit. The interest rate is 1.09% for the first year and increases by 1% per year until September 29, 2006 at which time it remains at 6.09% per year through the term of the loan. Annual interest payments are due on September 29, beginning in 2001. The entire loan balance becomes due and payable 10 days following Mr. Adsit’s termination for reasons other than death or permanent disability, which would give him 90 days following his termination to repay the loan, but no later than September 29, 2010. The loan is secured by the property. As of October 31, 2001, the outstanding balance on this loan was $1,030,050, which is the most Mr. Adsit owed under the loan during fiscal 2001.

In October 2000, the Compensation Committee approved a short-term bridge loan to Thomas Allanson, a Vice President of Intuit, in connection with his relocation to California when he joined Intuit. The principal amount of the loan is $1,305,000. No interest will be due under the note unless Mr. Allanson defaults, then the interest rate will be 6.3% per year. The loan is secured by Mr. Allanson’s residence. The loan originally matured on April 12, 2001; however, the Committee has extended the term to January 31, 2002. As of October 31, 2001, the outstanding balance on this loan was $1,305,000, which is the most Mr. Allanson owed under the loan during fiscal 2001.

In October 1998, Dan Nye, who was then a Vice President of Intuit received a loan for $120,000 in connection with the purchase of residential property. The principal amount of the loan was $120,000 and the interest rate was 5.06% per year. The loan was secured by Mr. Nye’s residence. The note provided that Intuit would forgive $40,000 of principal plus accrued interest on each October 23, beginning in 1999, provided Mr. Nye remained employed. In March 2001, as part of Mr. Nye’s severance agreement, the Compensation Committee forgave $42,024 representing the remaining principal and interest on the loan, effective October 23, 2001. We also grossed up Mr. Nye for taxes he owed in connection with these transactions as part of his severance arrangement. The most Mr. Nye owed under the loan during fiscal 2001 was $40,000.

The Compensation Committee is contemplating reducing the interest rates under the above-described outstanding loans to reflect the lower applicable federal rate.

In May 1998, we participated in forming a joint venture company, Venture Finance Software Corp. (“VFSC”) that developed certain Web-oriented finance products. In exchange for a 49% equity interest in VFSC, we granted VFSC licenses to certain technology and intellectual property rights, and we agreed with VFSC not to compete in certain areas of server-based personal finance for a period of ten years. At the time VFSC was formed, Intuit received an option to purchase the equity interests of the other investors between May 4, 2000 and May 4, 2002 at a price to be determined by a formula based on Intuit’s stock price appreciation (subject to certain minimum return levels). On August 30, 2000, we acquired all the outstanding shares of VFSC in a cash transaction valued at approximately $119 million. The purchase price was based on the predetermined May 1998 formula. Other shareholders of VFSC included venture capital funds managed by Kleiner Perkins Caufield & Byers, of which L. John Doerr, an Intuit director, is a general partner. These funds received approximately $2.4 million from Intuit for their VFSC shares. The aggregate original purchase price for the shares held by the Kleiner Perkins Caufield & Byers funds was $1.2 million.

STOCKHOLDER PROPOSALS

Under SEC rules, any stockholder who intends to present a proposal at Intuit’s next Annual Meeting of Stockholders must submit the proposal so that Intuit receives it at our principal executive offices by August 1, 2002 in order for the proposal to be included in our Proxy Statement and proxy for the meeting. Any stockholder who wishes to bring a proposal before the Intuit 2002 Annual Meeting of Stockholders, but does not wish to include it in our proxy materials, must provide written notice of the proposal to Intuit’s Secretary, at our principal executive offices, after October 19, 2002 and on or before November 19, 2002. In addition, our stockholders must comply with the procedural requirements in our bylaws. Stockholders can obtain a copy of our bylaws from us upon request. The bylaws are also on file with the SEC. Proxies that we solicit for our next Annual Meeting of Stockholders will be voted in the discretion of the persons voting the proxies on all stockholder proposals we receive on or before November 19, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Intuit’s directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of Intuit shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Intuit. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2001.

OTHER BUSINESS

Our Board of Directors does not currently intend to bring any other business before the Meeting and is not aware of any other business to be brought before the Meeting. If any other business is properly brought before the Meeting, including a motion to adjourn or postpone the Meeting in order to, among other things, solicit additional proxies, the proxy holders will vote the proxies based on their judgment.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

APPENDIX 1

INTUIT INC.

2002 EQUITY INCENTIVE PLAN

As Adopted October 24, 2001

      1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company its Parent or Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

      2. SHARES SUBJECT TO THE PLAN.

         2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the following number of Shares are available for grant and issuance under the Plan: (a) 8,000,000 Shares, plus (b) the additional number of shares resulting from (i) any authorized shares not issued or subject to outstanding grants under the Company’s 1993 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined in Section 19) and (ii) any shares that are issuable upon exercise of options granted pursuant to the Prior Plan that, after the Effective Date, expire or become unexercisable for any reason without having been exercised in full; plus (c) Shares that are subject to: (i) issuance upon exercise of an Option but cease to be subject to the Option for any reason other than exercise of the Option; (ii) an Award that otherwise terminates without Shares being issued; or (iii) are subject to an Award that is forfeited or are repurchased by the Company at the original issue price. No more than 10,000,000 shares shall be issued as ISOs. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options granted under the Plan and all other outstanding but unvested Awards granted under the Plan.

         2.2 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the number of Shares subject to other outstanding Awards, (d) the 10,000,000 maximum number of shares that may be issued as ISOs set forth in Section 2.1; (e) the 2,000,000 and 3,000,000 maximum number of shares that may be issued to an individual in any one calendar year set forth in Section 3; and (f) the annual 500,000 Share limit on the aggregate number of Shares that may be: (i) made subject to an Option granted at an Exercise Price of less than Fair Market Value on the date of grant, (ii) issued under the Plan as a Stock Bonus; and (iii) issued under the Plan as a Restricted Stock Award at a Purchase Price of less than Fair Market Value on the date the Award is made, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be paid in cash at Fair Market Value, or will be rounded up to the nearest Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

      3. ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Committee (or its designee under 4.1(c)) will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary (including new employees who are also officers and directors of the Company or any Parent or Subsidiary),

1

who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment.

      4. ADMINISTRATION.

         4.1 Committee Authority. The Plan shall be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

(a)	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c)	select persons to receive Awards; provided that the Committee may delegate to one or more executive officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company;

(d)	determine the terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability, transferability, and payment of Awards;

(i)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned;

(k)	amend the Plan, except for amendments that increase the number of Shares available for issuance under the Plan or change the eligibility criteria for participation in the Plan; or any other amendments that require approval of the stockholders of the Company; or

(l)	make all other determinations necessary or advisable for the administration of the Plan.

         4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

      5. OPTIONS. The Committee may grant Options to eligible persons and will determine (a) whether the Options will be ISOs or NQSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price

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of the Option, (d) the period during which the Option may be exercised, and (e) all other terms and conditions of the Option, subject to the following:

         5.1 Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NQSO. The Stock Option Agreement will be substantially in a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

         5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan and the current Prospectus for the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Plan, the Prospectus and other documents may delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

         5.3 Exercise Period and Expiration Date. Options will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. The Stock Option Agreement shall set forth the last date that the option may be exercised (the “Expiration Date”); provided that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares subject to the Option as the Committee determines.

         5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be less than Fair Market Value (but not less than the par value of the Shares); provided that (i) the Exercise Price of an ISO will not be less than the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Notwithstanding the foregoing, no more than 500,000 Shares annually (less any Shares that have been issued under the Plan as Stock Bonuses or as Restricted Stock Awards at a price of less than Fair Market Value on the date of grant) may be made subject to Options granted an Exercise Price that is less than Fair Market Value on the date of grant. Payment for the Shares purchased must be made in accordance with Section 8 of the Plan and the Stock Option Agreement.

         5.5 Procedures for Exercise. A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company’s electronic mail system.

         5.6 Termination.

(a)	Vesting. Any Option granted to a Participant will cease to vest on the Participant’s Termination Date, if the Participant is Terminated for any reason other than “total disability” (as defined in this Section 5.6(a)) or death (or his or her death occurs within three months of Termination). Any Option granted to a Participant who is an employee who has been actively employed by the Company or any Subsidiary for one year or more or a director will vest as to 100% of the Shares subject to such Option, if the Participant is Terminated due to “total disability” or death (or his or her death occurs within three months of Termination). For purposes of this Section 5.6(a), “total disability” shall mean: (A) (i) for so long as such definition is used for purposes of the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Participant is unable to perform each of the material duties of any gainful occupation for which the Participant is or becomes reasonably fitted by training, education or experience and which total disability is in

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fact preventing the Participant from engaging in any employment or occupation for wage or profit; or, (ii) if such definition has changed, such other definition of “total disability” as determined under the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan; and (B) the Company shall have received from the Participant’s primary physician a certification that the Participant’s total disability is likely to be permanent. Any Option granted to an employee who is Terminated by the Company, or any Subsidiary or Parent within one year following the date of a Corporate Transaction, will immediately vest as to such number of Shares as the Participant would have been vested twelve months after the date of Termination had the Participant remained employed for that twelve month period.

(b)	Post-Termination Exercise Period. Following a Participant’s Termination, the Participant’s Option may be exercised to the extent vested as set forth in Section 5.6(a):

(i)	no later than 90 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or

(ii)	no later than (A) twelve months after the Termination Date in the case of Termination due to Disability or (B) eighteen months after the Termination Date in the case of Termination due to death or if a Participant dies within three months of the Termination Date, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

         5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

         5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the amendment.

         5.9 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Participant must immediately notify the Company in writing of such disposition. The Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from the Disqualifying Disposition.

         5.10 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant’s rights under any Option previously granted; and provided, further that without stockholder approval, the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of

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Participants affected, by a written notice to them; provided, however, that unless prior stockholder approval is secured, the Exercise Price may not be reduced below that of the outstanding Option.

         5.11 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

      6. RESTRICTED STOCK AWARDS. The Committee may award Restricted Stock Awards under the Plan to any eligible person. The Committee will determine the number of Shares subject to the Restricted Stock Award, the Purchase Price, the restrictions on the Shares and all other terms and conditions of the Restricted Stock Award, subject to the following:

         6.1 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company a Restricted Stock Purchase Agreement, and full payment of the Purchase Price, within thirty days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award in this manner within thirty days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

         6.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Notwithstanding the foregoing, the Committee may not award Restricted Stock for more than 500,000 Shares annually (less any Shares that have been made subject to Options granted with an Exercise Price of less than Fair Market Value on the date of grant or Stock Bonuses) with a Purchase Price that is less than Fair Market Value on the date of grant. Payment of the Purchase Price must be made in accordance with Section 9 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company’s electronic mail system.

         6.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s Restricted Stock Purchase Agreement, which shall be in substantially in a form (which need not be the same for each Participant) as the Committee or an officer of the Company (pursuant to Section 4.1(b)) shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan and the Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

      7. STOCK BONUSES.

         7.1 Awards of Stock Bonuses. The Committee may award Stock Bonuses to any eligible person. No payment will be required for Shares awarded pursuant to a Stock Bonus. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. Notwithstanding the foregoing, the Committee may not award Stock Bonuses for more than

5

500,000 Shares annually (less any Shares that have been made subject to Options granted with an Exercise Price of less than Fair Market Value on the Date of Grant and any Shares that have been issued under the Plan as Restricted Stock at a Purchase Price of less than Fair Market Value on the date of grant).

         7.2 Terms of Stock Bonuses. Stock Bonuses will be subject to all restrictions, if any, that the Committee imposes. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s Stock Bonus Agreement. The terms of Stock Bonuses may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Stock Bonus, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus, the Committee will determine the extent to which the Stock Bonus has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and having different performance goals and other criteria.

         7.3 Form of Payment to Participant. The Committee will determine whether a Stock Bonus will be paid to the Participant in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value on the date of payment, and in either a lump sum payment or in installments.

         7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then the Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

     8. PAYMENT FOR SHARE PURCHASES.

         8.1 Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Stock Option Agreement or other Award Agreement and that are permitted by law:

(a)	in cash (by check);

(b)	in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of Shares that either: (1) were obtained by the Participant or Authorized Transferee in the public market; or (2) if the Shares were not obtained in the public market, they have been owned by the Participant or Authorized Transferee for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if the Shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to the Shares);

(d)	by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that a Participant who is not an employee of the Company may not purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; and provided, further, that the portion of the Purchase Price or Exercise Price equal to the par value of the Shares must be paid in cash.

(e)	in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by waiver of compensation due or accrued to Participant for services rendered;

(f)	by tender of property; or

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(g)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from Participant or Authorized Transferee and an NASD Dealer whereby the Participant or Authorized Transferee irrevocably elects to exercise the Option and to sell a portion of the Shares purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer whereby Participant or Authorized Transferee irrevocably elects to exercise the Option and to pledge the Shares purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company.

         8.2 Loan Guarantees. The Committee may, in its sole discretion, help a Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

         8.3 Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 14 of the Plan.

      9. WITHHOLDING TAXES.

         9.1 Withholding Generally. Whenever Shares are to be issued under Awards granted under the Plan, the Company may require the Participant to pay to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

         9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.

      10. PRIVILEGES OF STOCK OWNERSHIP. No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares; provided, however, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 14.

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      11. TRANSFERABILITY. Except as otherwise provided in this Section 11, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and no Award may be made subject to execution, attachment or similar process.

           11.1 Awards Other Than NQSOs. All Awards other than NQSO’s shall be exercisable (a) during a Participant’s lifetime only by Participant or the Participant’s guardian or legal representative; and (b) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

           11.2 NQSOs. During a Participant’s lifetime an NQSO shall be exercisable by Participant or the Participant’s guardian or legal representative, and with the permission of the Committee, may be transferred to an Authorized Transferee.

      12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award Agreement), following the Participant’s Termination, at any time within ninety days after the later of (i) the Participant’s Termination Date or (ii) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

      13. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

      14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan will be required to pledge and deposit with the Company all or part of the Shares purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in a form that the Committee has from time to time approved. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

      15. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities

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laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

      16. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.

      17. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

      18. CORPORATE TRANSACTIONS.

           18.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.

           18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 18.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

           18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

      19. ADOPTION AND STOCKHOLDER APPROVAL. The Plan was adopted by the Board on October 24, 2001 (the “Adoption Date”). The Plan will become effective when approved by stockholders of the Company, consistent with applicable laws, within twelve months after the Adoption Date (the “Effective Date”).

      20. TERM OF PLAN. The Plan will terminate ten years from the Adoption Date.

      21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. In addition, pursuant to Section 4.1(k), the Board has

9

delegated to the Committee the authority to make certain amendments to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

      22. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

      23. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

(a)	“Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NQSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.

(b)	“Award” means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

(c)	“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f)	“Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

(g)	“Company” means Intuit Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h)	“Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or

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controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

(i)	“Disability” means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(k)	“Exercise Price” means the price at which a Participant who holds an Option may purchase the Shares issuable upon exercise of the Option.

(l)	“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1) if such Common Stock is then quoted on the NASDAQ National Market, its last reported sale price on the NASDAQ National Market on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(2) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4) if none of the foregoing is applicable, by the Board of Directors in good faith.

(m)	“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(n)	“ISO” means an Incentive Stock Option within the meaning of the Code.

(o)	“NASD Dealer” means broker-dealer that is a member of the National Association of Securities Dealers, Inc.

(p)	“NQSO” means a nonqualified stock option that does not qualify as an Incentive Stock Option within the meaning of the Code.

(q)	“Option” means an award of an option to purchase Shares pursuant to Section 5 of the Plan.

(r)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(s)	“Participant” means a person who receives an Award under the Plan.

(t)	“Performance Award” means an award of Shares, or cash in lieu of Shares, pursuant to Section 8 of the Plan.

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(u)	“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(1) Net revenue and/or net revenue growth;

(2) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3) Operating income and/or operating income growth;

(4) Net income and/or net income growth;

(5) Earnings per share and/or earnings per share growth;

(6) Total stockholder return and/or total stockholder return growth;

(7) Return on equity;

(8) Operating cash flow return on income;

(9) Adjusted operating cash flow return on income;

(10) Economic value added; and

(11) Individual business objectives.

(v)	“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

(w)	“Plan” means this Intuit 2002 Equity Incentive Plan, as amended from time to time.

(x)	“Prospectus” means the prospectus relating to the Plan, as amended from time to time, that is prepared by the Company and delivered or made available to Participants pursuant to the requirements of the Securities Act.

(y)	“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

(z)	“Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.

(aa)	“SEC” means the Securities and Exchange Commission.

(bb)	“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(cc)	“Shares” means shares of the Company’s Common Stock $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.

(dd)	“Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7 of the Plan.

(ee)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ff)	“Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

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(gg)	“Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

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APPENDIX 2

INTUIT INC.

CHARTER OF THE

AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

October 24, 2001

          A. PURPOSE

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Intuit Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s financial accounting, reporting, and controls. The Committee’s principal functions are as follows:

•	Monitor the independence and performance of the Company’s independent auditors.

•	Monitor the integrity of the Company’s financial reporting processes and internal control systems.

•	Provide an avenue of communication among the independent auditors, the Company’s financial and senior management, the internal auditing department and the Board.

      In order to serve these functions, the Committee shall have direct access to Company personnel and documents, and shall have authority to conduct any investigation into any matters appropriate to fulfilling its responsibilities. The Committee may retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations or the Company’s policies and procedures.

          B. MEMBERSHIP

      All members of the Committee will be appointed by, and shall serve at the discretion of, the Board, subject to the membership eligibility requirements described below.

      The Committee shall consist of at least three members of the Board. Generally, each member shall be an “independent” Board member, as defined in the applicable rules and regulations of the Nasdaq Stock Market (the “Rules”). However, the Committee may have one member that is not independent if the member is appointed in accordance with the exceptions to the independence requirements outlined in the Rules. If the Committee has any member who is not independent, the Company shall comply with all applicable disclosure obligations of the Securities and Exchange Commission (the “SEC”) concerning that member’s lack of independence. All members of the Committee shall have the ability to read and understand fundamental financial statements, or become able to do so within a reasonable time after joining the Committee. At least one member of the Committee shall have accounting, financial management or financial oversight experience, as required by the Rules.

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      C. RESPONSIBILITIES

      The Committee shall have the following responsibilities, and it may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

      1. Responsibilities Relating to Independent Auditors

•	The Committee shall communicate with the Company’s independent auditors about the Company’s expectations regarding the relationship with the auditors, including the auditors’ ultimate accountability to the Board and the Committee.

•	The Committee shall review the independence and performance of the independent auditors, annually recommend to the Board the appointment of the independent auditors when appropriate, or approve any discharge of the auditors when appropriate.

•	In connection with reviewing the independence of the auditors, the Committee shall discuss with the auditors, on an annual basis, all material relationships and professional services provided to the Company by the auditors that could impair the auditors’ independence. To facilitate this discussion, the auditors shall, on an annual basis, provide a letter to the Committee describing any such relationships.

•	The Committee shall review the general scope and plan for the independent auditors’ annual audit and review the fees charged by the independent auditors for their auditing services.

•	The Committee shall meet with the independent auditors and financial management of the Company to review the results of the annual audit, including comments or recommendations of the independent auditors outlined in the auditors’ annual management letter.

•	The Committee shall meet at least twice each year with the Company’s independent auditors, without members of management present, to discuss (1) the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel; (2) any significant issues regarding accounting principles, practices and judgments; (3) the cooperation that the independent auditors received during the course of the most recent audit; and (4) any other matters that the Committee deems necessary or advisable in connection with fulfilling its responsibilities.

•	The Committee’s approval shall be required for any non-audit services provided by the independent auditors to the Company (other than ongoing tax services), where the estimated fees to be charged for such services exceed 15% of the total audit fees for the prior fiscal year. Committee approval is not required to be obtained prior to the independent auditors commencing the services, so long as the Company’s Chief Financial Officer has reviewed and approved the provision of the services.

      2. Responsibilities Relating to the Internal Audit Department

•	The Committee shall perform an annual review of the Internal Audit Department, including the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. The Committee shall also annually assess the independence and authority of the Internal Audit Department’s reporting obligations.

•	The Committee shall review significant reports prepared by the Internal Audit Department, together with management’s responses, and follow-up to these reports.

•	The Committee shall meet at least twice each year with the Company’s Internal Audit Department, without members of management present, to discuss any matters that the Committee deems necessary or advisable in connection with fulfilling its responsibilities.

      3. Review Procedures

•	In consultation with management, the independent auditors and the Internal Audit Department, the Committee shall consider the integrity of the accounting and financial reporting processes and controls of the Company. This consideration shall encompass (1) meeting periodically with the

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independent auditors, the internal auditors, and financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures; and (2) reviewing significant findings prepared by the independent auditors and the internal auditors, together with management’s responses.

•	The Committee shall review the annual financial statements contained in the Company’s Form 10-Ks and annual earnings press releases prior to their release to the public. This review shall include (1) discussions with management and the independent auditors concerning any significant issues regarding accounting principles, practices and judgments (including any changes in accounting principles), and (2) discussions with the independent auditors’ concerning their judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. The annual review shall form the basis for the Committee’s report to be included in the Company’s annual proxy statement in accordance with SEC rules and regulations.

•	The Committee shall perform similar reviews with respect to the Company’s Form 10-Qs and quarterly earnings press releases, and management will provide all information requested by the Committee in order to perform quarterly reviews.

•	The Committee shall review and assess the adequacy of this Charter at least once annually, shall make recommendations to the Board where appropriate to amend this Charter and shall direct the Company to publish the full Charter in its annual proxy statement at least once every three years.

•	If requested by management, the Committee may review the fairness of any proposed material transaction between management of the Company and the Company (excluding transactions that are subject to review by the Compensation Committee of the Board), and make recommendations regarding such transactions to the Board.

      D. PROCEDURAL MATTERS

      Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee will maintain written minutes of its meetings, which will be filed with the Company’s minute book along with the minutes of the meetings of the Board. The Committee shall periodically report to the Board on significant matters related to the Committee’s responsibilities.

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INTUIT INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
JANUARY 18, 2002

                  The undersigned hereby appoints Stephen M. Bennett, Greg J. Santora and Catherine L. Valentine, or any of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Intuit Inc. to be held at 8:30 a.m. P.S.T. on January 18, 2002, at Intuit’s offices at 2550 Garcia Avenue, Mountain View, California, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTUIT. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, 4 AND 5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission, and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).

(Continued, and to be marked, dated and signed, on the other side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
INTUIT INC.

January 18, 2002

— Please Detach and Mail in the Envelope Provided —

A	Please mark your votes as in this example.

	FOR	WITHHOLD
	all nominees listed	AUTHORITY
	(except as indicated	to vote for all
	to the contrary)	nominees listed
1. ELECTION OF DIRECTORS

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided below.)

The Board of Directors recommends that you vote FOR the election of all nominees for election to the Board of Directors and FOR proposals 2, 3, 4 and 5.

Nominees:	Stephen M. Bennett Christopher W. Brody William V. Campbell Scott D. Cook L. John Doerr Donna L. Dubinsky Michael R. Hallman Stratton D. Sclavos

		FOR	AGAINST	ABSTAIN
2.	Adopt the Intuit Inc. 2002 Equity Incentive Plan.

3.	Approve the amendment of the Intuit Inc. 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock available under the plan by 600,000 shares (from 3,200,000 shares to 3,800,000 shares).

4.	Approve the amendment of the Intuit Inc. 1996 Directors Stock Option Plan to increase the number of shares of Common Stock available under the plan by 90,000 shares (from 810,000 shares to 900,000 shares) and to add annual option grants for members of the Audit and Compensation Committees of our Board of Directors.

5.	Ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal 2002.

6.	Transact any other business that is properly presented at the Meeting and at any adjournment or postponement of the Meeting.

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting.

Signature	Dated:	Signature (if held jointly)	Dated:

         NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.